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Exhibit 99.1

Peregrine Systems® Files Voluntary Chapter 11 Petition

  International Business Units and Peregrine Solutions Excluded from Filing
  BMC Software to Acquire Remedy® Business Unit for $350 Million
  Receives Commitment for Up to $110 Million in DIP Financing
  Files Lawsuit Against Arthur Andersen

        SAN DIEGO, Sept. 22, 2002—Citing the financial and legal issues raised by the company's inability to file audited financial reports for the 2000, 2001, and 2002 fiscal years, among other reasons, Peregrine Systems, Inc. (OTC: PRGNQ) today announced that it has filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

        Peregrine also announced that it has entered into an agreement whereby BMC Software, Inc. (NYSE: BMC) will acquire all of the assets and assume substantially all of the liabilities of its Remedy business unit for $350 million. To facilitate the transaction, Peregrine Remedy, Inc. ("Remedy"), has also filed a voluntary Chapter 11 petition. The sale agreement is subject to approval by the U.S. Bankruptcy Court for the District of Delaware, under Section 363 of the U.S. Bankruptcy Code. Excluded from the filing are all of Peregrine's other subsidiaries, including those located outside of the United States, and Peregrine Solutions, a new wholly owned subsidiary established to enhance customer relationships.

        Peregrine said that the company has received a commitment for up to $110 million in debtor-in-possession (DIP) financing from BMC Software. The DIP financing will replace the company's existing senior credit facility. These funds will be used to enable the company to meet its commitments to its employees, to fund vendor obligations going forward, and to assure uninterrupted business operations. The proceeds from the sale of Remedy will be used to pay back the DIP financing and to settle past debts. The remaining proceeds from the sale will provide the company with funds to continue operating its business.

        The company also announced that its board has directed outside counsel to file a lawsuit against Arthur Andersen, LLP, Arthur Andersen Germany and Arthur Andersen Worldwide S.C., Daniel Stulac, the audit partner on the account, and other defendants to be named later, seeking damages in excess of $250 million for each of the four causes of action in the complaint. The lawsuit alleges that the aforementioned defendants were negligent, engaged in fraud and breached their audit and accounting duties and responsibilities.

        Gary Greenfield, Peregrine's CEO, stated, "These actions represent a significant milestone in our strategic initiatives to take control of our own destiny. We have already accomplished a great deal in our planned reorganization initiatives. We have successfully negotiated a forbearance agreement with our factor banks and divested non-core business units. Chapter 11 represents the next step in this process. It provides us with the time and the means to complete the resolution of our financial and legal issues, while we maintain normal business operations.

        "Today's actions represent a new beginning that will allow a financially stable Peregrine to put the challenges of the past behind it, so that the company can take full advantage of its acknowledged leadership position in developing and marketing software to manage the business of technology infrastructure. We have the largest installed base in the IT Infrastructure Management space in the world, and we fully intend to leverage that leadership position going forward," Greenfield said.

        Commenting on the sale of Remedy, Greenfield stated, "In June we made the decision to operate Remedy as a separate business unit. The sale of Remedy to BMC provides security for the employees and customers of both Peregrine and Remedy into the future. Now, Peregrine customers know that their investment in our software is protected. And Remedy customers and employees will be in good hands with BMC Software. We intend to work closely with BMC to assure a smooth transition of all aspects of the Remedy business, and support those customers who use both Peregrine and Remedy products. We are confident that our customers and partners will be supportive of our efforts."

Uninterrupted Business Operations

        Daily operations at Peregrine's business units, Peregrine and Remedy, will continue as usual. Employees will continue to report to work and will be paid as always; suppliers will be paid in the ordinary course of business for goods and services provided following the filing.

        Peregrine plans to seek and expects to receive the court's immediate permission to continue to pay employee wages, salaries, incentive pay, and reimbursable expenses, as well as to continue all employee medical, workers' compensation and similar benefits without any interruption.

        Greenfield stated, "Our number one priority is to continue to serve the Infrastructure Management software needs of our customers, and to demonstrate why these solutions remain worthy of the high regard and dominant leadership position that they have attained in the marketplace. Our consolidated service desk and asset management suites create operational efficiencies that reduce costs and maximize return, enabling better informed management decisions. Going forward we intend to build upon our products, expertise and the high-profile customer base to enhance our leadership position.

        "With up to $110 million in DIP financing and the protections provided under the Bankruptcy Code for post-petition purchases, we are confident our suppliers will continue to support us while we complete our restructuring," Greenfield added.

Peregrine Solutions

        In an effort to make it easier for our customers to do business with the company, Peregrine also has formed a new subsidiary—Peregrine Solutions. It will be dedicated to assuring stability and continuity for ongoing customer relationships.

        "Peregrine Solutions provides customers with the opportunity to enter into new license and support agreements for Peregrine and Remedy products with a business that is not included in the Chapter 11 filing," Greenfield stated

Arthur Andersen LLP Lawsuit

        The company has directed its counsel to file a lawsuit in the Superior Court for the State of California in San Diego, seeking damages of more than $250 million for each of the four causes of action cited in the suit. The lawsuit alleges that, among other things, "As a result of the negligence, fraud and the breach of audit and accounting duties and responsibilities by Andersen, [Arthur Andersen Germany, Andersen Worldwide] and Stulac, two of Peregrine's previously audited statements have been withdrawn and Peregrine is in the process of re-auditing those years of operations. The Defendants' conduct has also resulted in a delay in completing Peregrine's audit of the last financial year. The negative impact of these events, caused by the conduct of Andersen, Andersen Worldwide, and Stulac has been significant."

        Commenting on the lawsuit, Greenfield stated: "The board trusted our former independent auditors, Arthur Andersen, and they failed to live up the responsibilities required in that relationship."

Looking Ahead

        Peregrine has been a pioneer in developing the service and asset management software required for companies to successfully manage their IT infrastructure. In business for more than 20 years, Peregrine was the first to extend the traditional help desk software to consolidated service management. It was also the first to integrate asset management solutions by providing information related to availability and total cost of ownership. Peregrine products continue to be ranked by industry analysts as the leader in these software categories.

        Greenfield noted that the results of the company's independent investigation into accounting irregularities in financial statements for fiscal years 2000, 2001 and the first three quarters of fiscal year 2002 have been communicated to the staff of the Securities and Exchange Commission (SEC) and that the company is making progress on its restatement of financial results for the three fiscal years.

        "Looking ahead we fully expect to emerge from Chapter 11 as a financially stable company, better positioned than ever to meet the infrastructure software management needs of our customers," he concluded.

        Peregrine filed its voluntary petition under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.

About Peregrine Systems

        Founded in 1981 and headquartered in San Diego, Calif., Peregrine Systems is the leading global provider of Infrastructure Management software. Market-leading application suites delivered by Peregrine and Remedy® product lines address diverse customer needs to better manage and extend the life of infrastructure and manage business services. Peregrine's Service Management and Asset Management solutions empower companies to support and manage assets with best practice processes. Remedy's comprehensive suite of packaged applications, including IT Service Management and Customer Support solutions, enable customers to improve reliability and quality of service for both internal and external service management. Remedy's Action Request System® provides a comprehensive platform to deliver business process authoring capabilities to meet the unique requirements of organizations today and into the future.

        Peregrine Systems, Remedy and Action Request System are registered trademarks of Peregrine Systems, Inc. or its wholly owned subsidiaries. All other marks are the property of their respective owners.

Forward-Looking Statements

        This press release may contain forward-looking statements about Peregrine Systems' business, financial condition, operating results, or financial projections. These statements are based on management's beliefs and certain assumptions, estimates, and projections. As a result, they are subject to numerous risks and uncertainties, including matters relating to or in connection with the bankruptcy filing of the company and one of its subsidiaries. Investors should also consider the following in connection with the statements made:

•
The audit of the company's financial statements for fiscal years 2000, 2001 and 2002, which will include the restated financial results for fiscal years 2000 and 2001 and the first three quarters of fiscal 2002, is ongoing and not complete and the amount of the restatement, once completed, may change, and if the amount does change, the change may be material.

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Since the announcement of the company's internal investigation and restatement, the company has been served with numerous shareholder lawsuits. These lawsuits are ongoing and the company can provide no assurance when they will be completed or their impact on the company, its financial condition, results of operations and liquidity.

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The company's accounting practices continue to be investigated by the Securities and Exchange Commission. While Peregrine is cooperating with the investigation, Peregrine cannot estimate the results of the investigation or when the investigation will be completed.

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The company's bankruptcy filing and uncertainties about the company's financial results and condition and the restatement of the company's financial statements could cause customers to cancel, delay, or defer purchases of its products. Continuing to address these internal accounting issues and the pending litigation will require substantial management time and attention, which may impair the company's relationships with customers, and result in substantial expense. As a result, the company's financial results may be adversely affected in future periods.

        For more information about the risks and uncertainties facing Peregrine's business, please refer to the matters discussed in the company's recent Form 8-K filings and the discussion under the caption "Factors that may affect our future operating results" in the Form 10-K and Forms 10-Q filed with the Securities & Exchange Commission."

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Peregrine Systems® Files Voluntary Chapter 11 Petition